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           ALLENERGY, MARKETING COMPANY, L.L.C. (MA)
                   Consolidated Balance Sheet
                        At June 30, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                $11.8
 Accounts receivable and unbilled revenue                                                             13.9
 Inventory                                                                                        5.6
 Prepaid expenses                                                                                 0.8
 Note receivable                                                                                  1.0
 Other current assets                                                                                       1.4
                                                                                                               -----
                   Total current assets                                                                         34.5

 Investment in Weatherwise, U.S.A.                                                                0.8
 Fixed assets, net                                                                                1.1
 Goodwill                                                                                         0.3
 Other assets                                                                                     0.5
                                                                                                               -----

                   Total assets                                                                                $37.2
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                                    $ 4.4
 Accrued expenses                                                      9.4
 Other current liabilities                                                                                  1.8
                                                                                                                    -----
                   Total current liabilities                                                               15.6

 Capital lease obligation                                                                                   0.1
 Other long-term liabilities                                           0.3
                                                                                                                    -----

                   Total liabilities                                                                       16.0

 Members' equity                                                      21.2
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $37.2
                                                                                                                    =====

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